UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

           SUNAMERICA INC.                              Maryland
(Exact name of Registrant as specified       (State or other jurisdiction of
           in its charter)                   incorporation or organization)

              86-0176061                           1 SunAmerica Center
 (I.R.S. Employer Identification No.)      Los Angeles, California 90067-6022
                                                     (310) 772-6000
                                            (Address and telephone number of
                                              principal executive offices)

If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become effective
filing pursuant to General Instruction    simultaneously with the effectiveness
A(c)(1) please check the following        of a concurrent registration
box:             [   ]                    statement under the Securities Act of
                                          1933 pursuant to General Instruction
                                          A(c)(2) please check the following
                                          box:     [   ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered

Premium Equity Redemption Cumulative         New York Stock Exchange
Security Units, ___% PERCS Units

Securities to be registered pursuant to Section 12(g) of the Act:
                                                         None


                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be Registered.

         For a full description of the Premium Equity Redemption Cumulative Security Units, ___% PERCS Units, of the Registrant being registered hereby, reference is made to the information contained under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Prospectus dated October 25, 1996, subject to completion, and under the captions "Description of the Securities", "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" in the Prospectus Supplement dated October 25, 1996, subject to completion, each included in Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-14201). The information contained in the foregoing Prospectus and Prospectus Supplement is incorporated herein by reference. Definitive copies of the Prospectus and Prospectus Supplement describing the Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated into this Registration Statement on Form 8-A.

Item 2.        Exhibits.

         Form of Purchase Contract Agreement between the Registrant and The Bank of New York, as Purchase Contract Agent (incorporated by reference to Exhibit 4.22 to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-14201))

         Form of Security (included in immediately preceding exhibit)

         Form of Pledge Agreement among the Registrant, The First National Bank of Boston, as collateral agent, and The Bank of New York, as Purchase Contract Agent (incorporated by reference to Exhibit 4.23 to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-14201))

                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 (Registrant)  SunAmerica Inc.



                                 By:   /s/ Susan L. Harris
                                    -----------------------------------
                                    Name:  Susan L. Harris
                                    Title: Senior Vice President and
                                           General Counsel-Corporate Affairs